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                                                                     Exhibit 3.2

Microfilm Number _______________                    Filed with the Department of
                                                          State on July 28, 2000


Entity Number  2649181


                                                   Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is: VerticalNet, Inc.



2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  700 Dresher Road     Horsham      PA      19044          Montgomery
          ----------------------------------------------------------------------
          Number and Street     City       State     Zip             County

     (b) c/o: __________________________________________________________________
                   Name of Commercial                                County
               Registered Office Provider

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business Corporation Law of 1998

4.   The date of its incorporation is: 07/28/95

5.   (Check, and if appropriate complete, one of the following):

     _X_ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     ___  The amendment shall be effective on: _____________________ at
          ________________________ Date Hour

6.   (Check one of the following):

     _X_ The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

     ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     ___ The amendment adopted by the corporation, set forth in full, is as follows:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

     _X_ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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     DSCB: 15-1915 (Rev 90)-2



8.   (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this _27th______ day of _____July__________, 2000 .

                                   VerticalNet, Inc.____________________________
                                                        (Name of Corporation)

                                   By: /s/ James W. McKenzie, Jr.
                                                              (Signature)

                                   TITLE: Senior Vice President, General Counsel
                                          and Secretary
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                                   EXHIBIT "A"


     SEVENTH; Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is 1,010,000,000 shares, par value of one cent ($0.01) per share, consisting of: -------------

     (a)  1,000,000,000 shares of Common Stock ("Common Stock"); and

     (b)  10,000,000 shares of Preferred Stock.